UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2019

HERMAN MILLER, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 East Main Avenue
Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MLHR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07        Submission of Matters of a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on October 14, 2019, at which, the matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company's proxy statement, filed with the SEC on September 3, 2019. The voting results are as follows:
(1) The following nominees were elected to serve three year terms on the company’s Board of Directors by the following votes:

	Lisa A. Kro	Michael C. Smith	Michael A. Volkema
For	46,422,685	46,745,224	44,429,046
Withheld	553,380	230,841	2,547,019
Broker non-votes	3,238,154	3,238,154	3,238,154

The following individuals continue their service as Directors of the company: Mary V. Andringa, David A. Brandon, Douglas D. French, J. Barry Griswell, John R. Hoke III, Heidi J. Manheimer, and Andrea R. Owen.

(2) KPMG LLP was approved as the Company’s independent auditors for the fiscal year ending May 30, 2020, by the following votes:

For	49,983,692
Against	148,162
Abstain	82,365
Broker non-votes	N/A

(3) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

For	44,622,265
Against	2,222,644
Abstain	131,156
Broker non-votes	3,238,154

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2019	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)